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UNION Bank & Trust

INTERNAL VIDEO 10.4.18

Length: 15:42

Music up and under

UNION (logo) ACCESS (logo)

Beth Shivak, UNION (logo) VP, Director of Corporate Communications:

Thank you for joining us today as we share some exciting news about the announcement that Union Bankshares is planning to acquire Access National Corporation. Bill Cimino sat down with Union Bankshares President and CEO, John Asbury, and Access National Bank President and CEO, Mike Clarke, to discuss the news and what it means to our teammates.

Bill Cimino:

So Mike, let's start with Access. Can you tell us a little about the history of the company which you actually founded, if I'm correct?

Title Card: Mike Clarke, ACCESS (logo) President & CEO:

That's right, Bill. With our leadership team we founded in 1999 with some local investors that saw the opportunity to invest in a bank that was focused on small to midsize businesses and their owners. And, it's proven to be a very rewarding history because our financial success has created a lot of success for our shareholders but importantly for our clients and our associates. And they've grown and prospered as a result of the bank's growth and success.

Title Card: Bill Cimino, UNION (logo) VP, Director of Investor Relations:

John, let's talk a little about Union, people at Access may not know too much about Union. Give us a history of Union.

Title Card: John Asbury, UNION (logo) President & CEO:

Bill, Union goes back to 1902. It was founded as a small rural bank and through the years it grew particularly after the Virginia regional banks were consolidated as interstate banking came to pass. It was the most successful consolidator of small banks of Virginia. When I came here two years ago, we were a $7.8 billion bank operating throughout a lot of Virginia. Today, if you look at Union, it is essentially a statewide independent bank, the first regional bank we've had in Virginia in nearly 20 years, so it has grown up.

Bill:

So you just noted that you've been here for a couple of years now. So how's the culture of Union changed over the last couple of years?

Mike:

Bill, I'd like to take a stab at that. I've known Union Bank for pretty much my entire career-

John:

Good point.

Mike:

You know, over 20 years. I've watched Union Bank grow and the prior leadership team grew quite well. I have a lot of respect for what they did. And then, in the past two years especially, as an outside observer, I've noticed that the company has financially performed exceptionally well. I've gotten to know John and other members of the management team, and I've developed a great deal of respect for what they've accomplished and what they plan.

John:

From my perspective, I think these long-standing attributes of our culture, client-focused, teamwork, community orientation, integrity, doing the right thing, that's all still very much there. For those associates at Access who haven't taken a close look, you know, I would encourage you—look again because what you're going to find is energy, drive, performance orientation, can-do attitude, these are the hallmarks of the new Union as we're so often called within the industry.

Mike:

They connect to being a shareholder focused company and at Access we always describe ourselves as being a shareholder focused company, our employees know what that means. I see the same attributes too at Union. Of course, different language is used but the concepts are the same.

John:

They are. Mike, I'm proud to say to the Access associates that at Union essentially all of our teammates are shareholders. We do have an ESOP plan, employee stock option plan, so we believe that all teammates need to have equity ownership in the company and act like shareholders.

Mike:

I think our employee shareholders will be excited about that. And also I'm investing. So I will be on the Board of Directors and I'm retaining my equity ownership and rolling it into Union. I'm thrilled to be a Union shareholder.

Bill:

And so, you know, both banks sort of seem to have a similar approach to banking in terms of going after commercial and retail clients, is that why we decided to come together?

John:

From Union's standpoint, we’ve long admired both Access and Middleburg bank. We've watched their progress through the years and as the two banks came together and obviously that got our attention and it became even more attractive. And so we are thrilled with the opportunity to partner with Access. As you look at the Union franchise, Northern Virginia, which is where Access operates, is an important gap within the Virginia franchise that substantially completes the Virginia franchise in my mind. We operate out of Herndon with a very good commercial team but we only have two branches in Northern Virginia proper, Springfield and Herndon. We surround it, but we're not really in it until now.

Mike:

From the Access point of view, it's an important development for all of our stakeholders. Our customers will realize the opportunity of a larger balance sheet and a growing sophisticated treasury management services. Our associates will realize the benefits of having a more robust back-office and support system, as well as growth opportunities, and our shareholders get the opportunity to invest in Virginia's regional bank. That's pretty exciting.

Bill:

It sounds like, you know, there's opportunities for both banks and our teammates but our customers too. You've mentioned both a little bit, can we dive a little bit deeper into what it really means for customers? What do we think they can get out of this?

Mike:

Well I think in the near term, it's business as usual. In the long term from the Access point of view, we will be able to grow with our customers more readily and offer them a broader array of services. That's as it regards to the business customers. Then as regards to the consumer clients especially Legacy Middleburg clients, it's an opportunity to realize the benefits of the expanded the distribution system, the branch network of Union, as well as the digital strategy that's being invested.

John:

I quite agree. I think that Mike is exactly right. If you're a commercial banker at Access, you'll now have a balance sheet that's five times the size of what you're accustomed to. And so what that means is that you should generally be able to meet the needs of about any business that you're going to be dealing with, which is good. On the consumer side, I also agree, Union has a very expansive branch network. We'll have over 150 branches statewide with select locations in North Carolina and Maryland.

Union's a good retail bank. I'm proud to let the Access teammates know that over the course of this year we had Forbes magazine, Money magazine and that leading consumer magazine whose name I'm not allowed to mention, all rate Union as the best in Virginia. So we have a very good retail banking operation. We do have a digital strategy team which we're investing heavily in now. And so I think that the expanded convenience of the greater network from the retail side is important. The additional digital offerings are important and we just upgraded the treasury management platform back to commercial so that we now have a state-of-the-art platform that's able to compete with the largest of banks.

Also, I want to point out wealth management. Operating under the brand, Middleburg Wealth, Middleburg Trust, Access does have a very robust and very well-regarded wealth management team so does Union. As we come together we certainly are going to be able to benefit from the advantages of greater skill there.

Bill:

Sounds like there's benefits going to be from both sides especially for customers. You know, you've mentioned, I've heard the name Middleburg and Access. The question that I have and other people might have is the timing of this. So Union is just coming off a merger with Xenith. Access has come off of one with Middleburg. Is now really the right time to do this or should we be waiting?

Mike:

That's a great question, Bill. We've talked a lot about integration and conversion issues in this discussion. And looking at Union first, I've been impressed in getting to know the approach that Union took as well as the postmortem review of what went well, what didn't go well. I'm very impressed by John and your leadership team's commitment to enduring improvement. It's great to have ambition but without a commitment to actually execute—and I see that.

On the Access side of the, the recency of that transaction, that combination, we took, in hindsight, we trimmed some of the services, the retail banking services to the Legacy Middleburg clientele probably a bit too hard. And this is an opportunity to unwind that a little bit and give them a fresh opportunity to grow a little bit more.

Bill:

And so John, in the past you've mentioned the importance of building a Virginia-based regional bank.

John:

Yes.

Bill:

Can you just talk a little bit about why that is important?

John:

Sure. It's interesting, Mike and I have something in common. We're both bankers today because of our first jobs at the old United Virginia bank. Now you were trained there out of college, I'm a banker today because of my summer job at United Virginia bank. And so we have that common legacy. I was a Virginia banker throughout the 90s, and I watched all of the great Virginia Regional banks that look awfully a lot like Union wiped out due to interstate banking consolidation. And for those of you out there listening, if you're perhaps over 40, you'll remember many of these names. You have Signet, Sovereign, Crestar, Dominion, Central Fidelity, First Virginia, most businesses and most people in Virginia banked with those six great regional banks during the course of the 90s. I was here in Richmond and watched them all fall like dominoes over the course of the 90s.

John:

So having been away from Virginia so long, as I came back and considered this opportunity, the point I made to the board was you have a platform. I actually think you might could do something that's not been done in 20 years and that's re-create the great independent statewide Virginia bank like we used to know back in the 90s. And I do think that matters. It matters because Virginia will benefit from having a bank with the scale and the resources and the Virginia-based decision-making to meet the needs of most businesses and most customers and not take orders and not receive phone calls from Atlanta, Charlotte, San Francisco, Winston-Salem or whatever, telling leaders what they can and can't do. And I also want to point out that while we are Virginia centric, we are very excited about the markets that we now have in North Carolina and Maryland as well, so one might argue it's a bit more expansive than that, perhaps it's the mid-Atlantic regional bank. But, bottom line, we're the ones making the decisions not some far-flung headquarters.

Mike:

I would agree with that 100%. If you peek into the Access strategic plan when we grew up it says we want to be a regional bank that is locally focused on the DC Metro market and greater Virginia. And this is an opportunity to accelerate that vision.

John:

I think this is really the only combination that makes that happen.

Mike:

Yeah, it's true.

Bill:

And so we talked a little bit about the wealth management business and in using Middleburg. Access has a mortgage business, Union just recently exited the mortgage business, what are the plans for that?

John:

Sure. The Union mortgage company was a very different business model from what we see at Access Mortgage. Access Mortgage has a very good track record, it's performed well in times good and bad, well-run, profitable, we like what we see, we intend to run it.

Bill:

So we heard a little bit about how a larger bank will help our customers, but how will it also help our teammates or associates as you call them at Access?

Mike:

Well, our associates are passionate and highly competent in taking care of their clients, so they like to have good tools to offer their clients and deepen those relationships. As it relates to back-office support, our employees will benefit greatly from having an expanded back-office that'd be the operations center, the compliance folks, the legal department, all the suite of services that Union has to offer that we have in more limited ways.

Bill:

That's something that Union's really been investing in over the last couple of years as we prepared to cross over $10 billion, is that right John?

John:

Yes, that's exactly right, Bill. I can tell you as someone who is running a roughly $2 billion asset bank in the southwest before I came home to Virginia, the Access associates are going to notice the benefits of greater scale. I lived it. I think that that will manifest itself in many different ways. To Mike's point, you'll see more back-office support, you'll see more technology particularly digital offerings for the customer, which is essential to this industry as we move forward.

Mike:

We have an informal saying around our office that we fight above our weight a lot, which basically means that we're going up against the big national banks and we're providing services competitive with what they have. And quite frankly, sometimes it's not quite as robust as we like to be and this affords the opportunity to both fight at our weight and provide those more robust services.

Bill:

And so then, I know there's always going to be some questions about job impacts or anything like that. You know, can you address any of those today or is that something that needs to wait a little bit?

John:

You'll find that we're very direct and we're very honest, so let me hit this as squarely as I possibly can at this point. Based on what we know today from a commercial banking standpoint, we need all of the Access commercial banking team, so any of those client-facing roles we need them and there's nothing to be concerned about. On the retail banking side, we only have two branches that are slated for closure, so there's very little branch overlap. The size of the Union network is such that we'll be able to absorb that branch personnel into the system so we don't intend to eliminate any retail branch based jobs at Access Middleburg, so that's good.

Wealth management, the client-facing roles, we need those folks. Now, the unfortunate reality of any bank combination is the impacts will occur in the back-office and the supporting roles. It's too soon to know with the details, but we will do just as we did with Xenith is that we'll be as communicative as we can be and we'll be very direct, and where we do have impacts what you will find is that Union offers a generous retention and severance pay. So, that will be communicated as soon as possible.

Bill:

So it sounds like all-in, there's a fairly unique franchise we've been able to create here. And throughout Virginia, it's got operations in Maryland and North Carolina as well, statewide, regional banks something that hasn't existed since Crestar back in the 90s.

John:

Yes.

Bill:

What do we need to do really in the meantime between now and when the deal closes or even integration?

John:

Stay focused on your customers. So Mike, what happens? Every time we see a merger out there, everybody assumes there's going to be disruption, and so competitors will attack the customer base, and so it's very, very important that on the Union side, Access Middleburg side, stay focused on your customer. Also, we need to control the communication on this. I can assure you, our competitors will attempt to control the communication. They'll plant seeds of doubt, they'll start rumors, they'll say whatever they can say, so it's very important that we'd be as communicative as possible.

Mike:

The power of the financial position of Access National Bank, it stems from its customers and our employees’ deep relationships with those customers. We have to maintain those relationships. That creates value, that's what creates job growth opportunities for our bankers. We need to continue to practice our craft and do a good job for our customer.

John:

Mike's exactly right. Same goes for Union.

Bill:

Stay focused, stay committed to the customer, provide a great service as you've done in the past.

Mike:

That's right.

John:

That's right. Remain on the offensive, take care of your customer.

Mike:

Great.

Bill:

Thank you both for your time. And Beth, back over to you.

Beth:

Thanks Bill. It's an important time to make sure our teammates stay informed and up-to-date throughout this process. For more information, teammates can visit the Access merger page on the Union internet site. There, teammates can find customer and teammate communications, FAQs, and can provide feedback or ask questions. This is an exciting time for both companies. Thanks for watching.

Music up and under

UNION (logo) ACCESS (logo)

***** ***** *****

Important Additional Information will be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed acquisition by Union of Access. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the proposed acquisition, Union will file with the U.S. Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Union and Access and a prospectus of Union (the “Joint Proxy/Prospectus”), and each of Union and Access may file with the SEC other relevant documents concerning the proposed transaction. A definitive Joint Proxy/Prospectus will be sent to the shareholders of Union and Access. Investors and shareholders of Union and Access are urged to read carefully and in their entirety the Registration Statement and Joint Proxy/Prospectus when they become available and any other relevant documents filed with the SEC by Union and Access, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction.

Investors and shareholders may obtain free copies of the Registration Statement and the Joint Proxy/Prospectus (when available) and other documents filed with the SEC by Union and Access through the website maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy/Prospectus and other documents filed with the SEC also may be obtained by directing a request by telephone or mail to Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, Attention: Investor Relations (telephone: (804) 633-5031), or Access National Corporation, 1800 Robert Fulton Drive, Suite 300, Reston, VA 20191. Attention: Sheila Linton (telephone: (703) 871-2100), or by accessing Union’s website at www.bankatunion.com under “Investor Relations” or Access’s website at www.accessnationalbank.com under “Investor Relations.” The information on Union’s and Access’s websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

Participants in the Solicitation

Union, Access and their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Union or Access in connection with the proposed transaction. Information about the directors and executive officers of Union and their ownership of Union common stock is set forth in the proxy statement for Union’s 2018 annual meeting of shareholders, which was filed with the SEC on March 21, 2018. Information about the directors and executive officers of Access and their ownership of Access common stock is set forth in the proxy statement for Access’s 2018 annual meeting of shareholders, which was filed with the SEC on April 12, 2018. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy/Prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements also include statements as to the anticipated impact of the Union acquisition of Access, including future financial and operating results, ability to successfully integrate the combined businesses, the amount of cost savings, overall operational efficiencies and enhanced revenues as well as other statements regarding the acquisition. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of Union or Access or their management about future events. Although each of Union and Access believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of Union or Access will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results performance, or achievements may differ materially from historical results or those anticipated depending on a variety of factors, including but not limited to, the businesses of Union and Access may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, expected revenue synergies and cost savings from the proposed acquisition may not be fully realized or realized within the expected time frame, revenues following the proposed acquisition may be lower than expected, customer and employee relationships and business operations may be disrupted by the proposed acquisition, the diversion of management time on acquisition-related issues, changes in Union’s share price before closing, risks relating to the potential dilutive effect of shares of Union common stock to be issued in the proposed transaction, the ability to obtain regulatory, shareholder or other approvals or other conditions to closing on a timely basis or at all, the ability to close the proposed acquisition on the expected timeframe, or at all, and that closing may be more difficult, time-consuming or costly than expected, the reaction to the proposed acquisition of the companies’ customers, employees and counterparties, and other risk factors, many of which are beyond the control of Union and Access. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Union’s Annual Report on Form 10-K for the year ended December 31, 2017, and Access’s Annual Report on Form 10-K for the year ended December 31, 2017 and comparable “risk factors” sections of Union’s and Access’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this communication are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Union, Access or their respective businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this communication. Forward-looking statements speak only as of the date they are made and neither Union nor Access undertakes any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.